Exhibit 10.14

NOTICE OF GRANT OF STOCK OPTIONS	Vitesse Semiconductor Corporation
AND OPTION AGREEMENT	ID: 77-0138960

Employee Name	Grant Number:	XXX
Address	Plan:	2001
	ID:	XXXXXXX

You (“Optionee”) have been granted a Stock Option (“Option”) to purchase Common Stock of Vitesse Semiconductor Corporation (the “Company”), subject to the terms and conditions of the Vitesse Semiconductor Corporation Amended and Restated 2001 Stock Incentive Plan (the “Plan”) and this Stock Option Agreement as set forth below.

Date of Grant:
Total Shares Granted:
Exercise Price per Share:	$
Type of Option:	Non-Qualified Stock Option
Expiration Date:

This Option shall be exercisable, in whole or in part, according to the following vest schedule:

The exercise of this Option shall be conditioned upon the following:

[(i)	at least one year and one day has passed since the grant of this Option;
(ii)	the filing by the Company of a registration statement on Form S-8 with the SEC to register the offer and sale of the common stock underlying this Option; and
(iii)

the common stock underlying this Option is listed on the NASDAQ Stock Market or such other national securities exchange as described in Section 18 of the Securities Act of 1933 or in Rule 146 promulgated thereunder.]

This Option may be exercised for a period of thirty (30) days after termination of employment from the Company or such longer period as may be applicable upon Death or Total and Permanent Disability of the Optionee, or by other written agreement with the Company, according to the terms and conditions of the Plan, but in no event after the Expiration Date set forth above.

By your online acceptance of this Option you and the Company agree that this Option is granted under and governed by the terms and conditions of the Company’s Amended and Restated 2001 Stock Incentive Plan, as posted on ETRADE as of the date of this Option Agreement, which is incorporated herein by reference, and this Option Agreement.

Vitesse Semiconductor Corp.
By:
Title: